SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): April 23, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

4900 SOUTH EASTERN AVENUE, LOS ANGELES, CA 90040

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.” On April 23, 2003, K2 Inc. (“K2”) issued a press release setting forth K2’s first-quarter 2003 earnings. A copy of K2’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 23, 2003 during a conference call concerning K2’s first-quarter 2003 earnings, K2 stated that in this quarter, it had spent approximately $2 million on marketing and product development primarily for its Shakespeare fishing tackle and Stearns water safety and recreational products businesses. In addition, K2 announced that its selling, general and administrative expenses, other than this investment in its businesses, was substantially similar compared to first-quarter 2002.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 23, 2003, announcing K2 Inc.’s 2003 first quarter results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2003	K2 INC.

	By:	/s/ John J. Rangel
John J. Rangel Senior Vice President and Chief Financial Officer